SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                             FORM 8-K-A


                          CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934.



Date of Report (Date of earliest event reported) June 5, 1998.



                 TENNEY ENGINEERING, INC.
(Exact name of registrant as specified in its charter)


New Jersey                  1-4142                  22-1323920

State or other          (Commission File         (IRS Employer
Jurisdiction of               Number)          Identification No.)
Incorporation)


                      1090 Springfield Road
                     Union, New Jersey 07083
                      (Address of Principal
                  Executive Offices)  (Zip Code)






Registrant's Telephone Number, including area code:  (908) 686-7870




Item 5 - Other Events

     On June 5, 1998, Tenney Engineering, Inc. (the (Company() received notice dated June 2, 1998, from Summit Bank (the (Bank() advising that the Bank shall expect payment in full within thirty
(30) days of the date of said notice. As of May 29, 1998, the outstanding balance due and owing to the Bank, including principal, interest and late charges was the sum of $755,979.17. The per diem after May 29, 1998 is $213.54. (Letter was filed as Exhibit
(10)1.(v) on Form 8-K dated June 5, 1998 and is incorporated herein by reference.)

     Counsel for the Bank further advised that if the Bank is not in receipt of payment in full within thirty (30) days of the date of said notice, the Bank will proceed to exercise all of its available legal rights and remedies, including but not limited to, the commencement of legal proceedings to collect the Note indebtedness and to realize upon the Bank's collateral. As part of any such legal proceedings, the Bank will also seek the collection of its legal expenses.

     An agreement in principle has been reached between the Company and the Bank, its secured lender, to extend the maturity of the Bank loan, currently past due, until July 15, 1999 pending execution of documents. The agreement calls for a partial payment and monthly payments until maturity, with the balance due July 15, 1999.






                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           TENNEY ENGINEERING, INC.
                                (Registrant)




                      By:
                           ____________________________
                    Name:  Martin Pelman
                   Title:  Vice President, Finance/
                             Treasurer
                           (Principal Financial Officer)



Dated:  July 23, 1998